CUSTODIAN AGREEMENT


               THIS AGREEMENT made on October 9,1996, between Icon Funds, a Massachusetts business that (hereinafter called the ("Funds"), and FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian"),

               WHEREAS, the Funds desire that its securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

               NOW, THEREFORE, in consideration of the mutual agreements herein made, the Funds and Custodian agree as follows:

1.     DEFINITIONS

               The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

               The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Funds by any two of the President, a Vice President, the Secretary and the Treasurer of the Funds, or any other persons duly authorized to sign by the Board of Trustees.

               The word "Board" shall mean Board of Trustees of ICON Funds.

2.     NAMES, TITLES, AND SIGNATURES OF THE FUNDS' OFFICERS

               An officer of the Funds will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Trustees, together with any changes which may occur from time to time.

               ADDITIONAL SERIES. The ICON Funds is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the trust, now or in the future, be covered by the terms and conditions of this agreement. The portfolios currently covered by this Agreement are:

U.S. EQUITY FUNDS                           FOREIGN EQUITY FUNDS

Basic Materials Fund                        North Asia Region Fund
Capital Goods Fund                          South Asia Region Fund
Consumer Cyclicals Fund                     North Europe Region Fund
Consumer Staples Fund                       South Europe Region Fund
Energy Fund                                 Western Hemisphere Region Fund
Financial Services Fund
Healthcare Fund
Leisure Fund                                FIXED INCOME FUNDS
Technology Fund
Telecommunication & Utilities Fund          Short-Term Fixed Income Portfolio


3.     RECEIPT AND DISBURSEMENT OF MONEY

               A. Custodian shall open and maintain a separate account or accounts in the name of the Funds, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Funds. Custodian shall make payments of cash to, or for the account of, the Funds from such cash only:

               (a) for the purchase of securities for the portfolio of the Funds upon the delivery of such securities to Custodian, registered in the name of the Funds or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

               (b) for the purchase or redemption of shares of the common stock of the Funds upon delivery thereof to Custodian, or upon proper instructions from the ICON Funds;

               (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

               (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Funds held by or to be delivered to Custodian; or

               (e)    for  other   proper   corporate   purposes   certified  by
                      resolution of the Board of Trustees of the Funds.

               Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Funds issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

               B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Funds.

               C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Funds as of specified times agreed upon from time to time by the Funds and the custodian in the amount of checks received in payment for shares of the Funds which are deposited into the Funds' account.

4.      SEGREGATED ACCOUNTS

               Upon  receipt  of  proper   instructions,   the  Custodian  shall
establish and maintain a segregated account(s) for and on behalf of each portfolio, into which account(s) may be transferred cash and/or securities.

 5.     TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

               Custodian shall have sole power to release or deliver any securities of the Funds held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

               (a) for sales of such securities for the account of the Funds upon receipt by Custodian of payment therefore;

               (b) when such securities are called, redeemed or retired or otherwise become payable;

               (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

               (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

               (e) upon conversion of such securities pursuant to their terms into other securities;

               (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

               (g)    for  the  purpose  of  exchanging   interim   receipts  or
                      temporary securities for definitive securities;

               (h) for the purpose of redeeming in kind shares of common stock of the Funds upon delivery thereof to Custodian; or

               (i)    for other proper corporate purposes.

               As to any  deliveries  made by  Custodian  pursuant to items (a),
(b), (d), (e), (f), and (g), securities or cash receivable in exchange therefore shall be deliverable to Custodian.

               Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this
Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Funds issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

 6.     CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

               Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Funds, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Funds; (b) collect interest and cash dividends received, with notice to the , for the account of the ; (c) hold for the account of the Funds hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the , all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Funds' name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.      REGISTRATION OF SECURITIES

               Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

               The Funds shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Funds and which may from time to time be registered in the name of the Funds.

8.      VOTING AND OTHER ACTION

               Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Funds, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Funds), but without indicating the manner in which such proxies are to be voted.

9.      TRANSFER TAX AND OTHER DISBURSEMENTS

               The Funds shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

               Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptible transfers and/or deliveries of any such securities.

10.     CONCERNING CUSTODIAN

               Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto. If the Fund elects to terminate this Agreement prior to the first anniversary of this Agreement, the Fund agrees to reimburse Agent for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties.

               Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

               The Funds agree to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Funds for such items.

               In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Funds, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Funds shall be security therefore. It is understood, however, that assets of one portfolio shall not be security for the obligations of another portfolio.

               Custodian agrees to indemnify and hold harmless Funds from all charges, expenses, assessments, and claims/liabilities (including counsel fees) incurred or assessed against it in connection with the performance of this agreement, except such as may arise from the Funds' own negligent action, negligent failure to act, or willful misconduct.

11.     SUBCUSTODIANS

               Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of the Funds' assets, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than two million dollars ($2,000,000) and provided further that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Funds by the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of the Custodian Agreement.

               Notwithstanding anything contained herein, if the Funds requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, the Funds agree to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to the Funds' assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

 12.    REPORTS BY CUSTODIAN

               Custodian shall furnish the Funds periodically as agreed upon with a statement summarizing all transactions and entries for the account of Funds. Custodian shall furnish to the Funds, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Funds.

13.     TERMINATION OR ASSIGNMENT

        This Agreement may be terminated upon ninety (90) day's written notice given by one party to the other. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the agent, such notice should to be sent to Mutual Fund Services, 615 E. Michigan Street, Milwaukee, Wisconsin 53202. If to the Funds, such notice should be sent to:

Mr. Erik L. Jonson, CPA
Vice President and Chief Financial Officer
ICON Funds
c/o Meridian Management & Research Corp.
12835 E. Arapahoe Road, Tower II
Englewood, CO 80112

Mr. Kenneth D. Trumpfheller
Vice President and Secretary
ICON Funds
c/o AmeriPrime Financial
1793 Kingswood Drive, STE 200
Southlake, TX 76092

Mr. Charles W. Lutter, Jr.
Independent Legal Counsel
ICON Funds
103 Canyon Oaks
San Antonio, TX 78232.

               Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Funds to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Funds to the Funds, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than two million dollars ($2,000,000) as a Custodian for the Funds to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Funds of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

               This Agreement may not be assigned by Custodian without the consent of the Funds, authorized or approved by a resolution of its Board of Trustees.

14.     DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

               No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Trustees of the Funds approves by resolution the use of such central securities clearing agency or securities depository. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Funds and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Funds on and in accordance with its request.

15.     RECORDS

               To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Funds pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Funds upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended.

16.     MISCELLANEOUS

               Every contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice (a) that the ICON Funds Master Trust agreement is on file with the Secretary of the Commonwealth of Massachusetts, (b) that the document was executed or made on behalf of the Trust or by them as Trustees or as officers and not by them individually, and (c) that the obligations of such instrument are not binding upon any of them or the Shareholders individually, but are binding only upon the assets and property of the Trust, or the particular Sub-Trust in question, as the case may be. Omission of such notice shall not operate to bind any Trustee, officer or Shareholder individually.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

               Executed in several counterparts, each of which is an original.

Attest:                                         FIRSTAR TRUST COMPANY



/s/ Mary E. Klubunde                         By /s/ James C. Tyler
--------------------------------                ---------------------
Assistant Secretary                             Vice President

Attest:                                         ICON FUNDS


/s/ Erik L. Jonson                           By /s/ Michael J. Hart
--------------------------------                ----------------------
Chief Financial Officer                         President